Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United Sates Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Artisoft, Inc, a Delaware corporation (the “Company”), does hereby certify that:

The Annual Report on Form 10-K for the year ended June 30, 2005 (the “Periodic Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)) and the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ARTISOFT, INC.

Date: October 13, 2005	By:	/S/ WILLIAM Y. TAUSCHER
William Y. Tauscher
Chief Executive Officer and President

Date: October 13, 2005	By:	/S/ DUNCAN G. PERRY
Duncan G. Perry
Chief Financial Officer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and is not being filed as part of the Periodic Report or as a separate disclosure document

A signed original of this written statement required by Section 906 has been provided to Artisoft, Inc. and will be retained by Artisoft, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.